UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021.

Global Tech Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY 10011

(Address of Principal Executive Offices) (Zip Code)

(212) -204-7926

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2021, Global Tech Industries Group, Inc., (“GTII” or the “Company”), a Nevada corporation, signed an independent Contractor Agreement (“ICA”) with Ronald Cavalier. Mr. Cavalier founded Cavalier Galleries Inc. in Stamford, Ct. in 1986 www.cavaliergalleries.com., a group of four art galleries, with locations in Greenwich, CT, New York City, Nantucket Island, and Palm Beach, FL. Under the terms of the ICA, Mr. Cavalier will provide the Company with those services customarily provided by contractors in the business of fine arts, including but not limited to market research, performed in a workmanlike manner consistent with applicable industry standards and undertaken via traditional means, including internet, telephone and/or in-person research as needed in exchange for 200,000 common shares of the Company. Mr. Cavalier shall also provide research and tokenization of non-fungible assets, including but not limited to fine art, and other services will continue to be explored.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Independent Contractor Agreement dated April 7, 2021 by and between Global Tech Industries Group, Inc. and Ronald Cavalier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 13, 2021

GLOBAL TECH INDUSTRIES GROUP, INC.

/s/ David Reichman
By:	David Reichman
Title:	Chairman and CEO

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